Exhibit 5.1

April 23, 2018

Regional Health Properties, Inc.

454 Satellite Blvd. NW

Suite 100

Suwanee, Georgia 30024

Ladies and Gentlemen:

We have acted as counsel to Regional Health Properties, Inc., a Georgia corporation (the “Company”), in connection with the registration statements on Form S-8 (Nos. 333-177531 and 333-184462), each as amended by Post-Effective Amendment No. 1 (such registration statements, including the documents incorporated by reference therein, the “Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an aggregate of 2,260,440 shares of the Company’s common stock, no par value per share (the “Shares”), issuable pursuant to the 2004 Stock Option Plan of AdCare Health Systems, Inc. (the “2004 Plan”), the 2005 Stock Option Plan of AdCare Health Systems, Inc. (the “2005 Plan”) and the AdCare Health Systems, Inc. 2011 Stock Incentive Plan, as amended (together with the 2004 Plan and the 2005 Plan, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon, among other things: (i) the Registration Statements; (ii) the Plans; (iii) the Company’s Amended and Restated Articles of Incorporation, as amended; (iv) the Company’s Amended and Restated Bylaws; (v) certain resolutions adopted by the Board of Directors of the Company relating to the registration of the Shares and related matters; and (vi) originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, documents, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. We have also made such investigations of law as we have deemed appropriate.

Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company in accordance with the applicable Plan, will be validly issued, fully paid and non-assessable.

Rogers & Hardin LLP   |   2700 International Tower   |   229 Peachtree Street NE   |   Atlanta, GA 30303   |   404.522.4700 Phone   |   404.525.2224 Fax   |   rh-law.com

Regional Health Properties, Inc.

April 23, 2018

Our conclusions are limited to the matters expressly set forth as our “opinion” herein, and no opinion is implied or is to be inferred beyond the matters expressly so stated.  Such opinion is given as of the date hereof, and we expressly decline any undertaking to revise or update such opinion subsequent to the date hereof or to advise you of any matter arising subsequent to the date hereof that would cause us to modify, in whole or in part, such opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statements and to the use of our name under the caption “Legal Matters” in the Registration Statements. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Rogers & Hardin LLP